EXHIBIT 21

LIST OF SUBSIDIARIES

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED

1. Gulf Fleet Abu Dhabi	Abu Dhabi	49%
2. Tidewater Marine Alaska, Inc.	Alaska	100%
3. Pacific Tidewater Pty. Ltd.	Australia	100%
4. Tidewater Australia Pty. Ltd.	Australia	100%
5. Tidewater Marine Australia Pty Ltd.	Australia	100%
6. Tidewater Marine West Indies Limited	Bahama Islands	100%
7. Tidewater Foreign Sales Corporation	Barbados	100%
8. Tidewater Investment SRL	Barbados	100%
9. Pental Insurance Co. Ltd.	Bermuda	100%
10. Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
11. OSA do Brasil Representações Ltda.	Brazil	100%
12. Pan Marine do Brasil Ltda.	Brazil	100%
13. Mashhor Marine Sdn. Bhd.	Brunei	70%
14. Aqua Fleet Limited	Cayman Islands	100%
15. Blue Fleet Limited	Cayman Islands	100%
16. Crimson Fleet Limited	Cayman Islands	100%
17. Gold Fleet Limited	Cayman Islands	100%
18. Green Fleet Limited	Cayman Islands	100%
19. Gulf Fleet Middle East Limited	Cayman Islands	100%
20. International Maritime Services, Inc.	Cayman Islands	100%
21. Jackson Marine Limited	Cayman Islands	100%
22. Orange Fleet Limited	Cayman Islands	100%
23. Pan Marine International, Inc.	Cayman Islands	100%
24. Platinum Fleet Limited	Cayman Islands	100%
25. Purple Fleet Limited	Cayman Islands	100%
26. Silver Fleet Limited	Cayman Islands	100%
27. Sonatide Marine Services, Ltd.	Cayman Islands	49%
28. Sonatide Marine, Ltd.	Cayman Islands	49%
29. Tidewater Assets Limited	Cayman Islands	100%
30. Tidewater Boats Limited	Cayman Islands	100%
31. Tidewater Crewing Limited	Cayman Islands	100%
32. Tidewater Hulls Limited	Cayman Islands	100%
33. Tidewater Marine International, Inc.	Cayman Islands	100%
34. Tidewater Maritime Limited	Cayman Islands	100%
35. Tidewater Properties Limited	Cayman Islands	100%
36. Tidewater Ships Limited	Cayman Islands	100%
37. Tidewater Vessels Limited	Cayman Islands	100%
38. VTG Ships Limited	Cayman Islands	100%
39. Zapata Gulf Marine International Limited	Cayman Islands	100%
40. Compania Marítima de Magallanes Limitada	Chile	100%
41. Tidewater Marine Technical Services (Shenzhen) Co., Ltd.	China	100%
42. PT Nigeria LTD.	Cyprus	100%
43. Vesselogistics Limited	Cyprus	100%
44. Cajun Acquisitions, LLC	Delaware	100%
45. Tidewater Offshore (GP-1984), Inc.	Delaware	100%
46. Al Wasl Marine LLC	Dubai	49%
47. Fairway Personnel Services Limited	England	100%
48. Tidewater Marine North Sea Limited	England	100%
49. Tidewater (India) Private Limited	India	100%
50. PT Tidewater Operators Indonesia	Indonesia	95%
51. Tidewater Marine Kazakhstan, L.L.P.	Kazakhstan	100%
52. VTG Supply Boat Liberia Inc.	Liberia	100%
53. Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%

NAME	STATE OR JURISDICTION OF INCORPORATION	PERCENTAGE OF VOTING SECURITIES OWNED

54. Jackson Marine, L.L.C.	Louisiana	100%
55. Java Boat Corporation	Louisiana	100%
56. Point Marine, L.L.C.	Louisiana	100%
57. Quality Shipyards, L.L.C.	Louisiana	100%
58. S.O.P., Inc.	Louisiana	100%
59. Seafarer Boat, L.L.C.	Louisiana	100%
60. T. Benetee L.L.C.	Louisiana	100%
61. Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
62. Tidewater Marine Service, L.L.C.	Louisiana	100%
63. Tidewater Marine, L.L.C.	Louisiana	100%
64. TT Boat Corporation	Louisiana	100%
65. Twenty Grand (Brazil), L.L.C.	Louisiana	100%
66. Twenty Grand Marine Service, L.L.C.	Louisiana	100%
67. Twenty Grand Offshore, L.L.C.	Louisiana	100%
68. Zapata Gulf Marine L.L.C.	Louisiana	100%
69. Zapata Gulf Marine Operators, L.L.C.	Louisiana	100%
70. Zapata Gulf Pacific, L.L.C.	Louisiana	100%
71. Solo Fleet Sdn. Bhd.	Malaysia	100%
72. Solo Fleet Two Sdn. Bhd.	Malaysia	100%
73. Solo Support Services Sdn. Bhd.	Malaysia	100%
74. Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
75. Tidewater Offshore Sdn Bhd.	Malaysia	49%
76. Vista Merge Sdn Bhd.	Malaysia	100%
77. Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
78. Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
79. Naviera Tidex, S. de R.L. de C.V.	Mexico	49%
80. Servicios Costa Afuera de Mexico, S. de R.L. de C.V.	Mexico	100%
81. Tidewater de Mexico, S.A. de C.V.	Mexico	49%
82. Java Boat Corporation B.V.	Netherlands	100%
83. Phoenix Tide Offshore Nigeria B.V.	Netherlands	100%
84. Gulf Fleet N.V.	Netherlands Antilles	100%
85. Hilliard Oil & Gas, Inc.	Nevada	100%
86. O.I.L. (Nigeria) Limited	Nigeria	82.1%
87. Tidex Nigeria Limited	Nigeria	60%
88. Zapata Marine Service (Nigeria) Limited	Nigeria	100%
89. Global Panama Marine Service, Inc.	Panama	100%
90. Niugini Offshore Services Joint Venture	Papua New Guinea	40%
91. Sakhalin Holding, L.L.C.	Russia	100%
92. Sakhalin Offshore Marine, L.L.C.	Russia	100%
93. Tidewater Al Rushaid Co. Ltd.	Saudi Arabia	50%
94. Southern Ocean Services Pte. Ltd.	Singapore	100%
95. Tidewater Marine International Pte. Ltd.	Singapore	100%
96. Tidewater Marine Western, Inc.	Texas	100%
97. Divetide Limited	Thailand	49%
98. Antilles Marine Service Limited	Trinidad & Tobago	50%
99. Provident Marine Ltd.	Turks & Caicos	50%
100. Offshore Pacific Pty. Ltd.	Vanuatu	100%
101. Tidewater Marine Indonesia Limited	Vanuatu	80%
102. Tidewater Marine Vanuatu Limited	Vanuatu	100%
103. Equipo Mara, C.A.	Venezuela	35.8%
104. Tidewater Caribe, C.A.	Venezuela	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.